UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Mobivity Holdings Corp.
(Exact name of registrant as specified in charter)

Payment of Filing Fee (Check the appropriate box):

☐	No Fee Required
☒	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF MOBIVITY HOLDINGS CORP.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Mobivity Holdings Corp.
3133 West Frye Road, # 215
Chandler, Arizona 85226

INFORMATION STATEMENT

March 4, 2026

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders of Mobivity Holdings Corp.:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Stockholders”) of the common stock, $0.001 par value (the “Common Stock”), of Mobivity Holdings Corp., a Nevada corporation (the “Company”), as of the close of business on March [4], 2026, in accordance with Rule 14c-2 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes (as amended from time to time, the “NRS”). This Information Statement is being mailed to the Stockholders on March [4], 2026 (the “Mailing Date”). Capitalized terms used but not otherwise defined shall have the meanings given to them in the APA (as defined below).

The purpose of this notice and the accompanying Information Statement is to notify the Stockholders of the Corporate Actions (as defined below) described herein, which were approved by the members of our Board of Directors (the “Board”) by unanimous written consent on January 16, 2026 and by unanimous written consent on February 2, 2026 (together, the “Board Consent”). Consistent with our Amended and Restated Bylaws (our “Bylaws”), the Board fixed the date on which a Stockholder first signs the Stockholder Consent (as defined below) as the record date for Stockholder action by written consent with respect to the actions described herein (the “Record Date”). The actions described herein were approved by the written consent of a majority of the outstanding voting power of the Stockholders (the “Stockholder Consent”) on the Record Date. Pursuant to Rule 14c-2(b) promulgated by the SEC under the Exchange Act, the Corporate Actions cannot and will not become effective until 20 days after the Mailing Date. The Board Consent and the Stockholder Consent collectively have approved the following corporate actions (collectively, the “Corporate Actions”):

•
Authorized Share Increase: An amendment to our Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) shares to two hundred million (200,000,000) shares (the “Authorized Common Stock Increase”).

•
Preferred Stock Designation: An amendment to the Articles of Incorporation to designate and authorize 150,000,000 shares of “Non-Voting Preferred Stock,” par value $0.001 per share, which is identical in all respects to the Common Stock except as described in the Certificate of Amendment (as defined below). The Non-Voting Preferred Stock (the “Preferred Stock”) is convertible, at the option of the holder thereof, into a number of shares of Common Stock determined by dividing (i) the original issuance price of the Preferred Stock by (ii) the then‑effective Conversion Price (as defined in the Certificate of Amendment), which may be reduced to the offering price per share of Common Stock in the Company’s first offering of Common Stock with an aggregate offering price of at least $5,000,000 occurring after the original issuance of the Preferred Stock (such amendment to designated the Non-Voting Preferred Stock, the “Preferred Stock Designation”).

•
APA and Ancillary Agreements: The approval of the Asset Purchase Agreement, dated January 16, 2026 (the “Asset Purchase Agreement” or the “APA”), by and among the Company, Mistplay Inc., a company incorporated under the laws of the Province of British Columbia (“Buyer”), and Reward Holdings, ULC, an unlimited liability company, incorporated under the laws of the Province of British Columbia (“Holdings”), and the documents ancillary thereto, including, but not limited to, the Assignment and Assumption Agreement, the Escrow Agreement, the IP Assignment Agreement, the Contribution and Subscription Agreement, the Consulting Agreement between the Company’s President, Bryce D. Daniels (“Mr. Daniels”), and Buyer, and the Restrictive Covenant Agreement between the Company’s Chairman of the Board, Mr. Thomas Akin (“Mr. Akin”), and Buyer (collectively, including the APA, the “APA Documents”), and the transactions contemplated thereby (collectively, the “Asset Sale Transactions”) for all purposes, including, but not limited to, NRS 78.565.

•
Employees Reserve Amount: The approval of the Employees Reserve Amount (as defined below) (in the amount of $300,000), which will be paid to certain employees at Closing through the Company’s payroll pursuant to the APA.

•
Convertible Note Restructuring: The approval of amendments to certain outstanding Convertible Notes (such amendments, the “Convertible Note Amendments”), pursuant to which such Convertible Notes, as amended, will automatically convert into newly issued shares of Preferred Stock in connection with the Closing (collectively, the “Convertible Note Restructuring”).

•
President’s Compensation: The advisory approval of compensation comprised of a consulting fee and severance payment in an aggregate amount equal to $350,000 payable to Mr. Daniels, in connection with the Asset Sale Transactions.

•
Interested Director Acknowledgment: The Majority Stockholders (as defined in the Information Statement) acknowledged that Mr. Akin may have a direct or indirect financial interest in the Asset Sale Transactions and the Convertible Note Restructuring, among other Corporate Actions approved by the Stockholder Consent, and resolved that the Corporate Actions are fair to the Company and in the Company’s best interests.

•
Miscellaneous Proposals: The approval of (i) each other proposal that either the SEC or the OTCQB Venture Market (or the respective staff members thereof) indicated is necessary in its comments to the Information Statement to be filed in relation hereto or in correspondence related thereto, and (ii) each other proposal reasonably agreed to by the Company and Buyer as necessary or appropriate in connection with the consummation of the Asset Sale Transactions (collectively, the “Miscellaneous Proposals”).

Under NRS 78.320 and our Bylaws, any action that may be taken at a meeting of the Stockholders may be taken by written consent of the holders of a majority of the voting power of the Stockholders, which was sufficient to approve each of the Corporate Actions described herein. No dissenter’s or appraisal rights under the NRS or otherwise are available to the Stockholders in connection with or as a result of any of the Corporate Actions.

The Stockholder Consent is the only approval of the Stockholders required to effectuate the Corporate Actions under the NRS, the Articles of Incorporation, or our Bylaws. No proxies or additional consents are being requested from our Stockholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Actions.

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

No action is required by you. The accompanying Information Statement is furnished only to inform the Stockholders of the actions described above before they become effective in accordance with Rule 14c-2 of the Exchange Act.

Please feel free to call us at (877) 282-7660 should you have any questions on the enclosed Information Statement.

Mobivity Holdings Corp.

/s/ Bryce D. Daniels
Bryce D. Daniels
President

Mobivity Holdings Corp.

3133 West Frye Road, # 215
Chandler, Arizona 85226
Telephone (877) 282-7660

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
THE MAJORITY STOCKHOLDERS
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT
AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

GENERAL

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Stockholders”) of the common stock, $0.001 par value (the “Common Stock”), of Mobivity Holdings Corp., a Nevada corporation (the “Company,” “Mobivity”, “we,” “us,” or “our”), in accordance with Rule 14c-2 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this notice and the accompanying Information Statement is to notify the Stockholders of the Corporate Actions (as defined below) described herein, which were approved by the members of our Board of Directors (the “Board”) by unanimous written consent on January 16, 2026 and by unanimous written consent on February 2, 2026 (together, the “Board Consent”). Consistent with our Amended and Restated Bylaws (our “Bylaws”), the Board fixed the date on which a Stockholder first signs the Stockholder Consent (as defined below) as the record date for Stockholder action by written consent with respect to the actions described herein (the “Record Date”). The actions described herein were approved by the written consent of a majority of the outstanding voting power of the Stockholders (the “Stockholder Consent”) on the Record Date. This notice and the accompanying Information Statement are being distributed to the Stockholders on March [4], 2026 (the “Mailing Date”). Capitalized terms used but not otherwise defined in this section have the meanings given to them in the APA (as defined below).

The Board Consent and Stockholder Consent collectively have approved the following corporate actions (collectively, the “Corporate Actions”):

•
Authorized Share Increase: An amendment to our Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) shares to two hundred million (200,000,000) shares (the “Authorized Common Stock Increase”).

•
Preferred Stock Designation: An amendment to the Articles of Incorporation to designate and authorize 150,000,000 shares of “Non-Voting Preferred Stock,” par value $0.001 per share, which is identical in all respects to the Common Stock except as described in the Certificate of Amendment (as defined below). The Non-Voting Preferred Stock (the “Preferred Stock”) is convertible, at the option of the holder thereof, into a number of shares of Common Stock determined by dividing (i) the original issuance price of the Preferred Stock by (ii) the then‑effective Conversion Price (as defined in the Certificate of Amendment), which may be reduced to the offering price per share of Common Stock in the Company’s first offering of Common Stock with an aggregate offering price of at least $5,000,000 occurring after the original issuance of the Preferred Stock (such amendment to designated the Non-Voting Preferred Stock, the “Preferred Stock Designation”).

•
APA and Ancillary Agreements: The approval of the Asset Purchase Agreement, dated January 16, 2026 (the “Asset Purchase Agreement” or the “APA”), by and among the Company, Mistplay Inc., a company incorporated under the laws of the Province of British Columbia (“Buyer”), and Reward Holdings, ULC, an unlimited liability company, incorporated under the laws of the Province of British Columbia (“Holdings”), and the documents ancillary thereto, including, but not limited to, the Assignment and Assumption Agreement, the Escrow Agreement, the IP Assignment Agreement, the Contribution and Subscription

Agreement, the Consulting Agreement between the Company’s President, Bryce D. Daniels (“Mr. Daniels”), and Buyer, and the Restrictive Covenant Agreement between the Company’s Chairman of the Board, Mr. Thomas Akin (“Mr. Akin”), and Buyer (collectively, including the APA, the “APA Documents”), and the transactions contemplated thereby (collectively, the “Asset Sale Transactions”) for all purposes, including, but not limited to, Nevada Revised Statutes (as amended from time to time, the “NRS”) 78.565.

•
Employees Reserve Amount: The approval of the Employees Reserve Amount (as defined below) (in the amount of $300,000), which will be paid to certain employees at Closing through the Company’s payroll pursuant to the APA.

•
Convertible Note Restructuring: The approval of amendments to certain outstanding Convertible Notes (such amendments, the “Convertible Note Amendments”), pursuant to which such Convertible Notes, as amended, will automatically convert into newly issued shares of Preferred Stock in connection with the Closing (collectively, the “Convertible Note Restructuring”).

•
President’s Compensation: The advisory approval of compensation comprised of a consulting fee and severance payment in an aggregate amount equal to $350,000 payable to Mr. Daniels, in connection with the Asset Sale Transactions.

•
Interested Director Acknowledgment: The Majority Stockholders (as defined below) acknowledged that Mr. Akin may have a direct or indirect financial interest in the Asset Sale Transactions and the Convertible Note Restructuring, among other Corporate Actions approved by the Stockholder Consent, and resolved that the Corporate Actions are fair to the Company and in the Company’s best interests.

•
Miscellaneous Proposals: The approval of (i) each other proposal that either the SEC or the OTCQB Venture Market (or the respective staff members thereof) indicated is necessary in its comments to the Information Statement to be filed in relation hereto or in correspondence related thereto, and (ii) each other proposal reasonably agreed to by the Company and Buyer as necessary or appropriate in connection with the consummation of the Asset Sale Transactions (collectively, the “Miscellaneous Proposals”).

Under NRS 78.320 and our Bylaws, any action that may be taken at a meeting of the Stockholders may be taken by written consent of the holders of a majority of the voting power of the Stockholders, which was sufficient to approve each of the Corporate Actions described herein. No proxies or other consents are being requested from our Stockholders, and the Board is not soliciting your proxy or consent in connection with the Corporate Actions. The Corporate Actions, as approved by the Stockholder Consent, will not become effective until 20 calendar days after the Mailing Date.

No dissenter’s or appraisal rights under the NRS or otherwise are available to the Stockholders in connection with or as a result of any of the Corporate Actions.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SUMMARY TERM SHEET

This summary term sheet highlights selected, material information from this Information Statement regarding the APA Documents and the Asset Sale Transactions. Any document or agreement referred to in this Information Statement is qualified in its entirety by reference to the full text of such document or agreement.

•
Parties to the transaction. Company (the Seller), Holdings and Buyer. Holdings is the indirect parent of Buyer that will issue equity interests to the Company at Closing and, if applicable, after Closing pursuant to earn‑out provisions.

•
Structure of the transaction. At the Closing, Mobivity will transfer to Buyer substantially all of the assets used in its Business, and Buyer will assume specified liabilities, on the terms and subject to the conditions set forth in the APA.

•
Consideration. The aggregate consideration (the “Final Purchase Price”) to the Company consists of (i) cash consideration of $5,000,000, subject to a customary post-Closing working capital adjustment to determine the Final Cash Purchase Price, (ii) 6,328,991 Class B common shares of Holdings issued at Closing, and (iii) potential additional Holdings equity interests issuable after the Closing if the Combined Business achieves specified Gross Profits targets, all as set forth in the APA.

•
Employees Reserve. In addition to the Final Purchase Price described above, at Closing, Buyer will pay to the Company a Employees Reserve Amount of $300,000, which the Company will promptly pay through payroll to designated employees, as set forth in the APA.

•
Purchase price adjustments. The cash consideration is subject to a customary working capital adjustment based on a pre‑Closing estimate and a post‑Closing true‑up; any deficit or surplus is settled using a $150,000 adjustment escrow, with any excess deficit paid by the Company or any surplus released to the Company. Disputes are resolved by a nationally recognized accounting firm mutually agreed to by Buyer and the Company in writing.

•
Earn-out. If the Combined Business achieves specified Gross Profits targets during (i) the period beginning on and including January 1, 2026 and ending not sooner than December 31, 2026, and (ii) the period beginning on and including October 1, 2026 and ending on December 31, 2026, Holdings will issue to the Company up to an aggregate of 5,625,770 additional Holdings equity interests, allocated between the two earn-out periods as set forth in the APA, subject to procedures for calculation, review, and dispute resolution as set forth in the APA.

•
Escrows. At Closing, Buyer will fund (i) a $150,000 adjustment escrow for the working capital true‑up as described above, and (ii) a $50,000 indemnity escrow to secure the Company’s general indemnification obligations, in each case under the Escrow Agreement. The Escrow Agent is Acquiom Clearinghouse LLC.

•
Principal assets and liabilities to be transferred/assumed. Buyer will acquire the Acquired Assets, and will assume the Assumed Liabilities. Certain assets and liabilities are excluded as detailed in the APA and Disclosure Schedules.

•	R&W Insurance. Buyer will obtain a buy‑side representations and warranties insurance policy. Buyer and the Company will share equally the premium and associated costs.
•
Conditions to Closing. The obligations of each party to close the Asset Sale Transactions are subject to specified conditions, including but not limited, to the accuracy of representations and warranties (subject to customary qualifiers), performance of covenants, receipt of required stockholder approvals and required governmental approvals, absence of injunctions, and completion of the Convertible Note Restructuring.

•
Termination. The APA may be terminated in specified circumstances by either party, including for uncured breaches, failure to obtain required stockholder approvals, failure to close by May 15, 2026, or if certain SEC-related pre-clearance or financial statement requirements arise as set forth in the APA.

•
Board recommendation; stockholder approval method. The Board determined that the APA and related transactions are advisable, fair to and in the best interests of the Company and its stockholders, approved the APA and related ancillary agreements and transactions contemplated thereby and recommended the same to the Stockholders for approval, and directed that the required proposals be submitted to Stockholders via written consent of the requisite holders of our Common Stock.

•
Vote required; action already taken. Under NRS 78.320 and our Bylaws, any action that may be taken at a meeting of the Stockholders may be taken by written consent of the holders of a majority of the voting power of the Stockholders. The Stockholder Consent, which has already been obtained as of the Record Date, was sufficient to approve each of the Corporate Actions, including the APA Documents, the Asset Sale Transactions, the Authorized Common Stock Increase, the Preferred Stock Designation, and the Convertible Note Restructuring. No further vote or consent of our Stockholders is required to approve or effectuate the Corporate Actions.

•	No Dissenter’s or appraisal rights. No dissenter’s or appraisal rights under the NRS or otherwise are available to the Stockholders in connection with or as a result of any of the Corporate Actions.

•
Regulatory approvals. Other than (i) filing the Certificate of Amendment with the Nevada Secretary of State to effectuate the Authorized Common Stock Increase and the Preferred Stock Designation, (ii) filing and mailing this Information Statement in compliance with the Exchange Act, and (iii) compliance with rules and regulations of the OTCQB Venture Market, including providing any required notices to FINRA, no other material governmental approvals are anticipated for the Company to effectuate the Corporate Actions.

•
Effect of Convertible Note Restructuring. Prior to Closing, we will amend the terms of certain Convertible Promissory Notes and Senior Secured Convertible Promissory Notes to provide for automatic conversion into newly issued shares of Preferred Stock in connection with the Closing, on terms set forth in Exhibit A to the APA.

•
Accounting and tax treatment. The Asset Sale Transactions will be accounted for by the parties in accordance with applicable accounting standards. For tax purposes, the parties will prepare and file Tax Returns and Forms 8594 in a manner consistent with the Allocation Statement pursuant to Section 1060 of the Internal Revenue Code and Treasury Regulations thereunder. You should consult your tax advisor regarding your particular circumstances.

•	Market and trading information. Our Common Stock is quoted on the OTCQB Venture Market, and we will comply with applicable OTCQB rules in connection with these transactions.

VOTING REQUIREMENTS AND VOTES OBTAINED

This Information Statement contains a brief summary of each Corporate Action approved by the Board Consent and the Stockholder Consent.

Pursuant to NRS 78.565, unless otherwise provided in the articles of incorporation, every corporation may, by action taken at any meeting of its board of directors, sell, lease, or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions as its board of directors may approve, when and as authorized by the affirmative vote of stockholders holding stock in the corporation entitling them to exercise at least a majority of the voting power.

Pursuant to NRS 78.315, the board of directors of a corporation may take action without a meeting if a written consent thereto is signed by all of the members of the board of directors. The Corporate Actions were approved by the unanimous consent of the Board pursuant to the Board Consent.

The Company is currently authorized to issue up to 100,000,000 shares of Common Stock. As of the Record Date, there were 73,976,596 shares of Common Stock issued and outstanding. Under NRS 78.320 and our Bylaws, any action that may be taken at a meeting of the Stockholders may be taken by written consent of the holders of a majority of the voting power of the Stockholders. As of the Record Date, action by written consent of at least 36,988,299 shares of Common Stock was required to approve each of the Corporate Actions by written consent.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Corporate Actions as early as practicable to accomplish the purposes of the Company, the Board elected to obtain, and did in fact obtain the written consent of the holders of a majority of the voting power of the Company’s Stockholders. Thomas B. Akin, Talkot Fund, L.P., Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Odyssey Capital Group, LP, Moglia Family Foundation, Joseph H. Moglia, Moglia Capital LLC, Moglia Trust 2, Dennis Becker, Philip Guarascio, The Schneider Family Trust, Douglas Schneider, and Robert Weeks (collectively, the “Majority Stockholders”) have signed the Stockholder Consent and their ownership of the voting stock of the Company represents, in the aggregate, approximately 51.05% of the Company’s outstanding shares of Common Stock and thus a majority of the outstanding voting power of the Stockholders, which is sufficient to approve each of the Corporate Actions.

The Board Consent was signed by all of the members of the Board, and the Stockholder Consent was signed by each of the Majority Stockholders. Therefore, all approvals of the Board and the Stockholders required by the NRS, the Articles of Incorporation, and our Bylaws in order to approve and effectuate the Corporate Actions have been obtained.

NO DISSENTER’S OR APPRAISAL RIGHTS

No dissenter’s or appraisal rights under the NRS or otherwise are available to the Stockholders in connection with or as a result of any of the Corporate Actions.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table sets forth certain information as of the Record Date regarding the ownership of our Common Stock by (i) each person who beneficially owns, directly or indirectly, more than 5% of our Common Stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control; and (iii) all shares the person has the right to acquire within 60 days. Except otherwise indicated, each person or entity identified below has sole voting and investment power with respect to such securities. As of the Record Date, we had an aggregate of 73,976,596 shares of Common Stock outstanding. Except as indicated in the table below, the business address of the stockholders listed below is the address of our principal executive office, 3133 West Frye Road, # 215, Chandler, Arizona 85226.

	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Bryce Daniels	—	0.0%
Skye Fossey-Tomaske(2)	36,250	0.0%
Doug Schneider(3)	1,201,192	1.2%
Thomas Akin(4)	49,608,971	47.5%
Philip Guarascio(5)	1,135,194	1.1%
Ben Weinberger(6)	580,248	0.6%
David Simon(7)	252,618	0.2%
Executive Officers and Directors as a group (7 persons)	52,814,473	50.6%
5% or Greater Beneficial Owners
Bruce Terker(8) 950 West Valley Road, Suite 2900, Wayne, PA 19087	9,423,749	9.0%
Cornelis F. Wit(9) 2700 N. Military Trail, Suite 210, Boca Raton, FL 33431	3,828,669	3.7%
(1)	Applicable percentage of ownership is based upon 73,976,596 shares of Common Stock outstanding as of July 31, 2025.
(2)	Includes 36,250 shares of Common Stock issuable pursuant to presently exercisable stock options, including options that will vest within 60 days of February 17, 2026.
(3)
Includes 1,060,877 shares of Common Stock issuable upon settlement of restricted stock units, including restricted stock units that will vest within 60 days of February 17, 2026. Includes 74,447 shares of Common Stock owned of record by The Schneider Family Trust.

(4)
Includes 10,339,946 shares of Common Stock owned of record by Talkot Fund, L.P., 944,333 shares of Common Stock issuable upon settlement of restricted stock units, including restricted stock units that will vest within 60 days of February 17, 2026, and 19,060,743 of stock warrants to purchase Common Stock.

(5)	Includes 1,058,197 shares of Common Stock issuable upon settlement of restricted stock units, including restricted stock units that will vest within 60 days of February 17, 2026.
(6)	Includes 580,248 shares of Common Stock issuable upon settlement of restricted stock units, including restricted stock units that will vest within 60 days of February 17, 2026.
(7)	Includes 252,618 shares of Common Stock issuable upon settlement of restricted stock units, including restricted stock units that will vest within 60 days of February 17, 2026.
(8)
Based on a Schedule 13G/A filed with the SEC on January 10, 2025, by Bruce E. Terker, that he has sole voting power with respect to 7,813,999 shares and shared dispositive power with respect to 1,000,000 shares of our Common Stock, and 609,750 stock warrants to purchase Common Stock.

(9)	Based on a Schedule 13G/A filed with the SEC on February 16, 2022, by Cornelis F. Wit, that he has sole voting and dispositive power with respect to 3,828,669 shares.

ACTION 1: AUTHORIZED COMMON STOCK INCREASE

In connection with the Company’s ongoing corporate planning and the Asset Sale Transactions, the Board and the Majority Stockholders approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000.

The Authorized Common Stock Increase will accommodate the Convertible Note Restructuring and other corporate needs from time to time. The Authorized Common Stock Increase, by itself, does not dilute existing Stockholders; however, subsequent issuances of Common Stock authorized by the increase could dilute existing Stockholders. An increase in authorized shares of Common Stock may, under certain circumstances, have anti‑takeover or similar effects by enabling the Board to issue additional shares, or securities convertible into or exercisable for shares, that could dilute the ownership of, or increase the cost to, a person seeking to obtain control of the Company without prior or successful negotiation with the Board. This Corporate Action is not being taken in response to any known effort to acquire control of the Company, and the Board has not adopted any plans or proposals to issue the newly authorized shares for anti‑takeover purposes. The Authorized Common Stock Increase does not alter the rights of existing shares, create preemptive rights, or of itself affect the proportionate ownership of any stockholder until additional shares are issued.

We intend to file, as soon as practicable on or after the twentieth (20th) day after the Mailing Date, a Certificate of Amendment to the Articles of Incorporation effectuating the Authorized Common Stock Increase and the Preferred Stock Designation (the “Certificate of Amendment”). The form of the Certificate of Amendment is attached hereto as Exhibit A and is subject to non-material technical, administrative, or other similar changes and modifications by the officers of the Company in order to comply with the NRS. The Certificate of Amendment will become effective when accepted for filing by the Nevada Secretary of State, or at such effective date and time permitted under the NRS (which may not precede, nor be more than 90 days after the filing of the Certificate of Amendment) and stated in the Certificate of Amendment.

ACTION 2: PREFERRED STOCK DESIGNATION

To implement the Convertible Note Restructuring, the Board Consent and Stockholder Consent collectively approved the Certificate of Amendment, which, in addition to effectuating the Authorized Common Stock Increase, amends the Articles of Incorporation to establish and designate the Preferred Stock. The Preferred Stock is intended to be issued upon the automatic conversion of the amended Convertible Notes at or prior to the Closing.

The Preferred Stock has been designated as “Non-Voting Preferred Stock” consisting of 150,000,000 shares, each with a par value of $0.001 per share, as set forth in the proposed amendment to Article IV of the Articles of Incorporation, as set forth in the Certificate of Amendment. Except as expressly provided in the Certificate of Amendment, the Non-Voting Preferred Stock is identical in all respects to the Common Stock. The Non-Voting Preferred Stock participates with the Common Stock on an equal basis with respect to economic rights (including dividends and liquidation), and it does not have economic rights senior to the Common Stock. Holders of Non-Voting Preferred Stock have no voting rights, except to the limited extent mandatorily required by the NRS. Each share of Non‑Voting Preferred Stock converts into Common Stock at any time at the holder’s option at a rate equal to the original issuance price of such share divided by the then‑effective “Conversion Price” (as defined in the Certificate of Amendment). As of the original issuance date for the Preferred Stock (the “Issuance Date”), the Conversion Price will equal the original issuance price. After the Issuance Date (as defined in the Certificate of Amendment), immediately following the Company’s first issuance of Common Stock (or securities convertible into or exercisable for Common Stock) for aggregate gross cash proceeds of at least $5,000,000 at a per‑share price that is less than the then‑effective Conversion Price (the “First Qualifying Issuance”), the Conversion Price will be reset to the cash purchasers’ per‑share price in that offering (the “Capital Raise Per‑Share Offering Price”). This reset occurs only once, in connection with the First Qualifying Issuance, and the Conversion Price will not be subject to any other anti‑dilution or price‑based adjustments for any reason.

 ACTION 3: ASSET SALE

This section of the Information Statement provides additional information about the APA Documents and the Asset Sale Transactions.

Background and reasons for the Asset Sale Transactions

In early 2025, senior executives of the Company and Buyer (and/or its affiliates) met to explore a potential commercial relationship focused on the demand side of the business, and such discussions continued through August 2025. Prior to the Company’s go-private announcement on or before August 1, 2025, the tone of discussions with Buyer (and/or its affiliates) shifted. In August 2025, the Company’s management (“Management”) informed the Company’s special committee (the “Special Committee”), which had been formed to, among other things, consider and evaluate a potential deregistration transaction, of these developments. Later in August 2025, the Special Committee elected to proceed with a go-private transaction, since, at that time, the discussions with Buyer’s affiliates remained preliminary and had not advanced beyond early-stage exploratory dialogue.

From August through October 2025, Management continued discussions about potential commercial opportunities with Buyer (and/or its affiliates). On or about October 5, 2025, Buyer (and/or its affiliates) presented a non-binding indication of interest (the “IOI”). On October 9, 2025, Management and the Board met to evaluate the IOI and determined to proceed with the negotiation of a potential sale transaction. On October 22, 2025, following substantial discussion, the Board approved entering into an exclusivity arrangement with Buyer (and/or its affiliates) and commencing comprehensive diligence. Prior to the exclusivity arrangement, the Company had not entered into any contracts with respect to the contemplated transaction with Buyer other than a non-disclosure agreement to protect the confidential information of the Company.

From late October through mid-November 2025, the Company and Buyer (and its affiliates) conducted substantial diligence on each other and delivered appropriate diligence information to the other party. Around late November 2025, the parties began negotiating definitive documentation for an asset sale, consistent with the Asset Sale Transactions described in this Information Statement.

On December 10, 2025, the Board convened to review changes to the APA and the other transaction documents. The Board met again on December 18, 2025 with counsel to discuss the APA and the other transaction documents. On January 16, 2026, the Board met with counsel to review the final APA and transaction documents, and subsequently approved the APA and the Asset Sale Transactions by way of the Board Consent.

Parties

On January 16, 2026, the Company entered into the APA with Buyer and Holdings. Buyer’s principal office address is 1001 Boulevard Robert-Bourassa, Montreal, Quebec H3B 4L4, Canada. Buyer is a Montreal-based technology company that operates a leading play-and-earn rewards and loyalty program for mobile gamers.

General Summary

Pursuant to the terms and subject to the conditions in the APA, at the Closing: (i) the Company will sell, assign, transfer, convey, and deliver to Buyer the Acquired Assets; (ii) Buyer will assume the Assumed Liabilities; and (iii) Buyer will deliver the purchase consideration as described below. To the extent the Acquired Assets are in a physical form, they are primarily located at the Company’s office. Most of the Acquired Assets exist in a digital form. Buyer will not purchase or acquire any of the Company’s assets other than the Acquired Assets, and Buyer will not assume any liabilities other than those Assumed Liabilities relating to the Acquired Assets.

Consideration

The Final Purchase Price payable to the Company consists of: (i) the Estimated Cash Purchase Price of cash consideration of $5,000,000, subject to a customary post-Closing working capital adjustment to determine the Final Cash Purchase Price (ii) the Closing Equity Interests, equal to 6,328,991 shares of Class B common shares of Holdings stock issued to the Company; and (iii) additional equity interests in Holdings that may become issuable to the Company after Closing if the Company reaches certain milestones, as set forth in the APA.

Employees Reserve Amount

In addition to the Final Purchase Price, at Closing, Buyer will pay to the Company a Employees Reserve Amount of $300,000, which the Company will promptly pay through payroll to designated employees, as set forth in the APA.

Working Capital Adjustment; Dispute Resolution

The Estimated Cash Purchase Price is subject to a customary working capital adjustment, under which: (i) at least five Business Days before Closing, the Company shall deliver a Pre-Closing Statement setting forth the Estimated Working Capital, the Estimated Cash Purchase Price, and the Indebtedness that is to be repaid in connection with Closing; (ii) within 90 days after Closing, the Buyer shall deliver a Post-Closing Statement calculating Closing Working Capital; (iii) the Company has 45 days to review and, if necessary, deliver a Notice of Disagreement, after which the Company and the Buyer shall negotiate in good faith during a Resolution Period (the 30 day period following receipt of notice of any objection); and (iv) any unresolved items are submitted to a mutually agreed nationally recognized accounting firm for binding determination. Any shortfall (Adjustment Deficit Amount) is satisfied first from the Adjustment Escrow Account, with any excess paid by the Company in immediately available funds; any surplus remaining in the Adjustment Escrow Account is released to the Company, in each case as provided in the APA.

Equity Consideration

Part of the Final Purchase Price paid to the Company includes the 6,328,991 shares of Class B common shares of Holdings stock, par value USD $2.11 per share. Buyer is an indirect controlled subsidiary of Holdings. The interests in Holdings consist of common shares (including Class A, Class B and Class C) and preferred shares (including Series A, Series B, Series C, and Series D).

Holders of common shares in Holdings are entitled to receive dividends ratably, on a pari passu basis with the holders of preferred shares if, as and when declared by the board of directors of Holdings out of funds or property that are legally available therefor. If any dividends on the common shares are declared by the board of directors of Holdings or paid, or any other distribution is made on with respect to same, the holders of each preferred share shall be entitled to receive dividends in an amount equal to the product of (x) the per share dividend or other distribution declared or paid in respect of each common share and (y) the applicable conversion rate, as determined in the articles of incorporation of Holdings.

Holders of outstanding common shares in Holdings are entitled to receive notice of and to attend and vote at all meetings of shareholders. Each holder of common shares is entitled to one vote for each common share held. Preferred shareholders are entitled to receive notice of and to attend all meetings of shareholders and shall be entitled to vote with the holders of common shares on all matters subject to a vote of the holders of shares of capital stock of Holdings, assuming for purposes of each such vote only that each preferred share has been converted into the number of Class A common shares based on the applicable conversion rate.

In the event of liquidation, common shares are subject to and qualified by preferences, rights and restrictions of any class of shares designated to be senior. Holders of preferred shares benefit from a liquidation preference in the event of a change of control entitling such holders to an aggregate amount of cash contributed in respect of preferred shares, less any applicable cash dividends declared and paid, or the aggregate amount that would otherwise be payable on the preferred shares if the preferred shares were to participate in the proceeds of a change of control as common shares after giving effect to the applicable conversion rate in effect immediately prior to the consummation of the change of control.

Subject to additional rights which may be provided to shareholders under the shareholders’ agreement of Holdings, there are no applicable rights for redemption, pre-emption, sinking fund, nor liability to further calls or assessment, restrictions on alienability or rights, or provisions discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

Earn-out Mechanics

If the Combined Business (the combined LoyaltyPlay Business and the Connected Rewards business of the Company included in the Acquired Assets) meets certain Gross Profit thresholds, the Company may receive additional Class B common shares of Holdings stock. If, during the periods beginning on and including January 1, 2026 and ending not sooner than December 31, 2026 (the “2026 Earn-Out Period”), and beginning on and including October 1, 2026 and ending December 31, 2026 (the “Q4 Earn-Out Period”), the Combined Business achieves certain Gross Profits targets, then Holdings will issue to the Company the Holdings Interests in an amount up to the Earn-Out Maximum Issuance Amount, which is 5,625,770 shares of Holdings Interests. If results are below the 2026 Earn‑Out Minimum ($10,000,000, subject to certain adjustments) during the 2026 Earn-Out Period, no earn‑out is payable; if at or above the 2026 Earn-Out Minimum but below the 2026 Earn-Out Target ($20,000,000, subject to certain adjustments) during the 2026 Earn-Out Period, the Company will receive a pro rata portion of the Holdings Interests; if at or above the 2026 Earn-Out Target during the 2026 Earn-Out Period, the Company will receive the number of Holdings Interests equal to the 2026 Earn-Out Maximum Amount (2,812,885 shares of Holdings Interests). The 2026 Earn-Out Minimum and the 2026 Earn-Out Target may increase if Buyer completes certain strategic acquisitions. Additionally, if, during the Q4 Earn-Out Period, the Combined Business achieves cumulative Gross Profits that are less than the Q4 Earn-Out Minimum ($20,000,000, subject to certain adjustments), no earn-out is payable; if at or above the Q4 Earn-Out Minimum but below the Q4 Earn-Out Target ($50,000,000, subject to certain adjustments) during the Q4 Earn-Out Period, the Company will receive a pro rata portion of the Holdings Interests; if at or above the Q4 Earn-Out Target, the Company will receive the number of Holdings Interests equal to the Q4 Earn-Out Maximum Amount (2,812,885 shares of Holdings Interests). The Q4 Earn-Out Minimum and the Q4 Earn-Out Target may increase if Buyer completes certain strategic acquisitions.

Buyer will deliver an Earn‑Out Milestone Statement within 90 days after the Earn‑Out Periods; the Company then has 45 days to review and, if necessary, deliver a Notice of Disagreement, with any unresolved items submitted to the Accounting Firm for binding resolution. Following final determination of the achievement of the Earn-Out Milestone, and if such milestones were finally determined to have been met, Holdings will issue any Earn‑Out Equity Interests within five business days pursuant to a contribution and subscription agreement. In all cases, issuances are capped at the Earn‑Out Maximum Issuance Amount. During the Earn‑Out Periods, Buyer covenants to operate in good faith, refrain from actions taken with the purpose or intent of reducing Gross Profits or avoiding the Earn‑Out Milestone, and maintain separate books and records sufficient for the calculation.

The Asset Purchase Agreement provides that Earn-Out Equity Interests, if any, are issued after delivery and final determination of the Earn-Out Milestone Statement within five business days, via issuance of a promissory note with a face value equal to the fair market value of the Earn‑Out Equity Interests and immediate exchange under a contribution and subscription agreement between the Company and Holdings.

Escrows

At Closing, Buyer will fund (i) the Adjustment Escrow Amount ($150,000) to cover any purchase price adjustments as described above and (ii) the Indemnity Escrow Amount ($50,000) to secure the Company’s general indemnification obligations, in each case under the Escrow Agreement. The Escrow Agreement is described in further detail below. The Indemnity Escrow Amount is available to satisfy Losses payable by the Company as an Indemnifying Party under the APA, with disbursements made upon joint written instruction of the parties or a final and non‑appealable judgment, order or decree by a court, in each case as provided in the Escrow Agreement. Any remaining Indemnity Escrow Amount is released to the Company within five business days after the twelve (12)-month anniversary of Closing, less amounts reserved for timely asserted but unresolved claims, which remain on deposit until resolution. The APA limits indemnification for breaches of representations and warranties by the Company to amounts in excess of the $50,000 deductible and, except in specified cases (including fraud and breaches of the Fundamental Representations), caps such recovery at the Indemnity Escrow Amount.

Assets and Liabilities to be Transferred/Assumed

Under the APA, the “Acquired Assets” include, among other things: (i) the accounts receivable, rebates receivable and other miscellaneous receivables set forth on Schedule 2.2(a) and included in Closing Working Capital (the “Assumed Accounts Receivable”); (ii) books, records, and files of the Business maintained by the Company and Related to the Business; (iii) Material IP Contracts and other Contracts of the Company set forth on Schedule 2.2(d) (collectively, the “Transferred Contracts”); (iv) Owned Intellectual Property, Company’s rights in the Business Software, IT Systems, Customer Data, and Business Permits (to the extent transferable), together with related goodwill and certain insurance rights Related to the Business; and (v) all additional assets, properties and businesses listed on Schedule 2.2(l).

The “Excluded Assets” include, without limitation: (i) all accounts receivable of the Business other than the Assumed Accounts Receivable; (ii) the sponsorship of and all assets relating to, and all rights under, any Benefit Plan or any other benefit or compensation plan, program, policy, Contract or arrangement; (iii) all Actions, rights of set‑off and credits, whether in Law or in equity; (iv) any books, records and files not identified as Transferred Records, including

(A) personnel records related to Employees, (B) Tax Returns (other than non‑income Tax Returns solely Related to the Business or the Acquired Assets), and (C) records prepared in connection with the Asset Sale Transactions; (v) all rights of the Company under any Contract set forth on Schedule 2.3(e) (the “Excluded Contracts”); (vi) all Charter Documents of the Company; (vii) all Equity Interests of the Company or any other Person; (viii) all bank accounts, cash transfer accounts, cash, cash equivalents and other marketable securities; (ix) all Contracts of the Company other than the Transferred Contracts; (x) all rights of the Company to receive any contingent consideration or earn‑out payments under or pursuant to the Contracts set forth on Schedule 2.3(j); (xi) all Insurance Policies; (xii) all Benefit Plans; (xiii) the Leased Real Property; and (xiv) all other assets set forth on Schedule 2.3(n).

The “Assumed Liabilities” consist solely of: (i) all Liabilities relating to the Acquired Assets, to the extent those Liabilities first arose following the Closing Date solely as a result of the acts or omissions of the Buyer and any of its Affiliates, and not as a result of any acts or omissions of the Company arising on or prior to the Closing Date; and (ii) the accounts payable of the Business set forth on Schedule 2.4(b) and included in Closing Working Capital (the “Assumed Accounts Payable”). Buyer does not assume any other Liabilities of the Company, which remain “Excluded Liabilities.” The APA includes customary non‑assignable asset mechanics: if a required third‑party consent is not obtained by Closing, the parties will use reasonable best efforts post‑Closing to implement back‑to‑back or similar arrangements to provide Buyer with the benefits of such Non‑Assignable Assets until consent is obtained or the relevant agreement expires.

Conditions to Closing

The obligations of each party to consummate the Asset Sale Transactions are subject to customary conditions, including the following: (i) representations and warranties are true and correct (as qualified and to the standards set forth in the APA); (ii) each party’s covenants have been performed in all material respects; (iii) all government approvals have been obtained; (iv) neither party is subject to any Actions or Governmental Orders that would prohibit the Asset Sale Transactions; (v) the Seller Stockholder Approval has been obtained and (vi) each party has delivered the documents and other materials required to be delivered at Closing. Buyer’s obligations to close are also subject to the following conditions: (i) since the effective date of the APA, no Material Adverse Effect has occurred; (ii) the Restrictive Covenant Agreement is in full force and effect as of Closing; (iii) the Convertible Note Restructuring has been completed; and (iv) the Consulting Agreement is in full force and effect as of Closing. The Company’s obligations to close are also subject to the condition that no Occurrence has occurred that has had or would reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the Asset Sale Transactions.

Termination Rights

Prior to Closing, the APA may be terminated: (i) by mutual written consent; (ii) by either party, upon written notice to the other party, if the transactions are not consummated by the agreed outside date of May 15, 2026 (the “Termination Date”), provided that the terminating party is not in breach causing the delay; (iii) by either party if a final, non‑appealable Governmental Order permanently restrains or prohibits the transactions; (iv) by Buyer for certain uncured breaches by the Company or breaches of the Company’s representations and warranties that would cause any of Buyer’s closing conditions to not be satisfied, subject to a short cure period and provided Buyer is not itself in breach; (v) by the Company for certain uncured breaches by Buyer or breaches of Buyer’s representations and warranties that would cause any of the Company’s closing conditions to not be satisfied, subject to a short cure period and provided the Company is not itself in breach; (vi) by Buyer, upon written notice to the Company, if specified SEC outcomes occur, including failure to receive the a pre-clearance letter from SEC staff (the “Pre-Clearance Letter”) prior to Closing or if the SEC requires financial statements under Rule 3‑05 of Regulation S‑X or other information that would identify Buyer’s or Holdings’ respective valuations or combined valuations; or (vii) by either party, upon written notice to the other party, if the Seller Stockholder Approval is not obtained by written consent as contemplated. Upon termination, the APA becomes void with no liability except for certain surviving provisions and claims for any pre‑termination willful breach.

Other Material Provisions

Buyer plans to obtain a representation and warranty insurance policy (the “R&W Insurance”). Buyer and the Company will share equally in the cost of the premium for the R&W Insurance. Buyer must use commercially reasonable efforts to pursue recovery under the R&W Insurance for any Losses that are indemnifiable under the APA.

Ancillary Agreements

At Closing, the Company will enter into the following ancillary agreements: (i) the Assignment and Assumption Agreement, with Buyer, pursuant to which the Company will transfer and assign the Acquired Assets to Buyer and Buyer will assume the Assumed Liabilities; (ii) the Escrow Agreement, with Buyer and Acquiom Clearinghouse LLC (as Escrow Agent), establishing separate sub-accounts for the Adjustment Escrow Amount and the Indemnity Escrow Amount, and governing disbursements of such accounts pursuant to joint written instructions and the terms of the APA; (iii) the IP Assignment Agreement, with Buyer, pursuant to which the Company will assign Buyer all right, title, and interest in and to the Material IP Contracts, the Owned Intellectual Property, and all of the Company’s rights in all Business Software, among other Acquired Assets; and (iv) the Contribution and Subscription Agreement, with Holdings, under which Holdings will issue to the Company the Closing Equity Interests. Additionally, Mr. Daniels will enter into a Consulting Agreement with Buyer, and Mr. Akin has entered into a Restrictive Covenant Agreement with Buyer. These ancillary agreements have been approved by the Board and the Majority Stockholders pursuant to the Board Consent and Stockholder Consent, respectively.

In connection with Closing, Buyer will execute and deliver to the Company the Promissory Note, having a face value equal to the fair market value of the Closing Equity Interests as of the Closing.

Assignment and Assumption Agreement

The Assignment and Assumption Agreement is entered into at Closing by the Company (as “Assignor”) and Buyer (as “Assignee”) to implement the transfer of the Acquired Assets and the assumption of the Assumed Liabilities under the Asset Purchase Agreement. Effective as of the Closing, Assignor will sell, assign, transfer, convey, and deliver to Assignee, free and clear of any Encumbrances, all right, title and interest in, to and under all of the Acquired Assets, excluding any Excluded Assets, and Assignee will assume and agree to pay, perform, and discharge all of the Assumed Liabilities, excluding any Excluded Liabilities. The Assignment and Assumption Agreement is subject in all respects to, and does not modify, the terms of the Asset Purchase Agreement. In the event of any conflict, the Asset Purchase Agreement controls. Certain boilerplate provisions are incorporated into the Assignment and Assumption Agreement from the Asset Purchase Agreement.

At Closing, each of the Company and Buyer shall deliver the executed Assignment and Assumption Agreement as part of their respective deliverables.

Escrow Agreement

The Escrow Agreement is entered into at Closing by and among the Company, Buyer, and Acquiom Clearinghouse LLC, as escrow agent (the “Escrow Agent”). Buyer deposit will deposit at Closing (i) the Adjustment Escrow Amount into an Adjustment Escrow Account, which is non‑interest bearing, and (ii) the Indemnity Escrow Amount into an Indemnity Escrow Account, which is non‑interest bearing, each held and administered by the Escrow Agent pursuant to the Escrow Agreement and the Asset Purchase Agreement. The Escrow Agent disburses funds only upon joint written instructions executed by authorized representatives of Buyer and the Company or upon receipt of a final and non‑appealable judgment, order or decree by a court meeting the “Final Decision” definition.

The Escrow Agreement includes provisions on the Escrow Agent’s limited duties and liabilities, reliance on instructions, holding pattern in case of disputes, fee and expense arrangements (and limited setoff rights), confidentiality, FDIC‑insured account information, tax reporting (the Company is treated as the owner of the accounts for U.S. federal tax purposes), resignation/removal and succession of the Escrow Agent, and force majeure. The Escrow Agreement also provides for Delaware governing law and exclusive jurisdiction in Delaware courts, with a waiver of jury trial. Notice and certificate of incumbency mechanics are included. The Escrow Agreement terminates upon distribution of all Escrow Funds or joint instruction terminating the agreement, with specified provisions surviving.

The Asset Purchase Agreement requires delivery of the Escrow Agreement at Closing by both Buyer and the Company and integrates its use for the working capital adjustment and indemnification claims.

IP Assignment Agreement

The IP Assignment Agreement is entered into at Closing by the Company (as “Assignor”) and Buyer (as “Assignee”) to transfer to Buyer the Owned Intellectual Property, Business Software rights, Material IP Contracts and related rights as part of the Acquired Assets under the Asset Purchase Agreement. After Closing, Assignee will be solely responsible for maintaining, prosecuting, and enforcing any registrations associated with the Owned Intellectual Property, including recordations, filings, applications, and fees. The IP Assignment Agreement will be executed pursuant to, and is subject to and controlled by, the Asset Purchase Agreement (including its Disclosure Schedules) and incorporates certain of the Asset Purchase Agreement’s boilerplate provisions.

Contribution and Subscription Agreement

The Contribution and Subscription Agreement is entered into at Closing between the Company and Holdings. It implements the mechanics under which Buyer issues to the Company the Promissory Note equal to the fair market value of the Closing Equity Interests as of the Closing, which is then immediately exchanged under the contribution and subscription documentation for the Closing Equity Interests.

The Contribution and Subscription Agreement further provides that, in addition to rights under the existing Shareholders’ Agreement dated December 8, 2021, by and among Holdings and the other parties thereto, the Company receives specified shareholder rights, including: (i) treatment of certain pro rata distributions by the Company of its Consideration Shares (the Closing Equity Interests) to up to fifteen (15) “Seller Shareholders” as transfers to “Permitted Transferees,” subject to customary joinder, notice, securities law, accredited investor, sanctions and legal compliance certifications; (ii) preemptive rights to maintain pro rata ownership in future issuances (not limited by a minimum fully diluted threshold), subject to the Shareholders’ Agreement’s exclusions and mechanics; and (iii) from and after the date that the Company is no longer a public company, the right to receive certain audited and unaudited financial statements, so long as the Company (or Seller Shareholders after a permitted distribution) beneficially owns at least 1% of the outstanding shares of Holdings on a fully diluted basis, subject to confidentiality and privilege protections. The Contribution and Subscription Agreement is governed by British Columbia law.

Promissory Note

In connection with the Contribution and Subscription Agreement described above, Buyer will issue to the Company a Non‑Interest Bearing Demand Promissory Note in a principal amount equal to the fair market value of the applicable Holdings equity interests to be issued (as specified in the Asset Purchase Agreement). The Promissory Note is payable on demand without interest. Buyer may prepay at any time, in whole or in part, without notice or penalty. The Promissory Note includes waivers of certain presentment/protest benefits and will be executed by Buyer.

Restrictive Covenant Agreement

The Board Consent and Stockholder Consent collectively approved the Restrictive Covenant Agreement. In connection with the APA, and as a material inducement to the Buyer’s entry into the Asset Sale Transactions, Mr. Akin (the “Restricted Party”), executed a standalone Restrictive Covenant Agreement with the Buyer. For a period of three years following Closing (the “Restricted Period”), the Restricted Party is prohibited from directly or indirectly engaging in or assisting others to engage in the Restricted Business (as defined, covering the Company’s transferred business in the Asset Sale Transactions) in North America, Europe, the People’s Republic of China, South Korea, or Japan, subject to customary passive investment exceptions, including for listed securities below 5% ownership and passive interests in certain investment vehicles. During the Restricted Period, the Restricted Party is also subject to non‑solicitation of customers, vendors, suppliers and other counterparties of the Restricted Business, mutual non‑disparagement obligations, and confidentiality covenants protecting the Buyer’s and the Business’s confidential information and trade secrets, with confidentiality lasting five (5) years for non‑trade secrets and as long as applicable under applicable Law for trade secrets. The agreement provides for equitable remedies (e.g., injunction, specific performance) and tolling of the Restricted Period during any breach. The agreement is governed by Delaware law, and includes Delaware forum selection and a jury trial waiver.

Consulting Agreement

The Board Consent and Stockholder Consent collectively approved the Consulting Agreement. In connection with Closing, Mr. Daniels will enter into a Consulting Agreement with Buyer. Pursuant to the Consulting Agreement, Buyer will engage Mr. Daniels, in his individual capacity, as an independent contractor to provide consulting services in connection with the integration of the Acquired Assets, including the transition of key customer relationships, employees, and advisory services related to sales processes for potential new publisher relationships. The Consulting Agreement provides for a combination of: (i) a consulting fee of $30,000 for the first three months following the Closing Date, followed by fees of $3,300 per month for the following three months, (ii) an hourly consulting fee of $250/hour after the six-month anniversary of the Closing, if the term of the Consulting Agreement is extended, (iii) a transaction success fee of $50,000 if certain conditions are met by the six-month anniversary of the Closing, and (iv) stock options of Holdings. The initial term of the Consulting Agreement is six months, and may be extended for an additional six months. The Consulting Agreement includes customary provisions regarding confidentiality, intellectual property assignment, independent contractor status, and dispute resolution through binding arbitration governed by New York law.

Regulatory Approvals

Other than (i) filing the Certificate of Amendment with the Nevada Secretary of State, (ii) filing and mailing this Information Statement in compliance with the Exchange Act and (iii) compliance with rules and regulations of the OTCQB Venture Market, no other material governmental approvals are anticipated to be required by the Company in connection with the Asset Sale Transactions or the other Corporate Actions.

Accounting and Tax Information

The parties will prepare and file all required tax returns, including IRS Form 8594, consistent with the Allocation Statement pursuant to Section 1060 of the Internal Revenue Code and applicable Treasury Regulations. Stockholders should consult their own tax advisors regarding U.S. federal, state, local and non‑U.S. tax consequences of the transactions.

Effect on Stockholders

The Asset Sale Transactions are an asset transfer and does not, by itself, alter the rights of holders of our Common Stock under the Articles of Incorporation or Nevada law. However, related actions may have material, indirect effects on Stockholder rights and interests: (i) the Authorized Common Stock Increase increases the number of shares of Common Stock authorized under the Articles of Incorporation, which the Board may issue in the future without further stockholder approval (except as required by law or market rules), and which could dilute existing holders’ voting power and economic interests and facilitate future issuances of other securities, including securities with preferences senior to Common Stock; (ii) the Convertible Note Restructuring will cause certain existing notes to convert automatically into the Preferred Stock at or prior to Closing; and (iii) following completion of the Asset Sale Transactions, our business, assets and revenue base may be significantly reduced, which could affect our ability to pay dividends (if any are declared in the future) and could affect the trading market for our Common Stock on the OTCQB Venture Market.

The summary of the APA Documents and the Asset Sale Transactions in this Information Statement is qualified in its entirety by reference to the full text of the APA and the schedules thereto.

ACTION 4: EMPLOYEES RESERVE AMOUNT

The Majority Stockholders specifically approved the Employees Reserve Amount in connection with the Asset Sale Transactions. At Closing, the Buyer will pay $300,000 (the “Employees Reserve Amount”) to the Company for prompt payment, through the Company’s payroll, to the Employees identified on Schedule 2.7(a)(v), in the respective amounts set forth therein. The Employees Reserve Amount is separate from, and in addition to, the purchase price mechanics; it is funded by the Buyer at Closing and remitted by the Company net of applicable withholding taxes, as specified in the APA. All Liabilities arising out of or with respect to these payments, and the employment or termination of the Employees, are retained by the Company as Excluded Liabilities under the APA.

ACTION 5: CONVERTIBLE NOTE RESTRUCTURING

The Board Consent and the Stockholder Consent collectively approved the Convertible Note Amendments, which amend certain outstanding Convertible Promissory Notes and Senior Secured Convertible Promissory Notes identified in the Asset Purchase Agreement (collectively, the “Convertible Notes”) to provide for their automatic conversion into the Preferred Stock in connection with the Closing of the Asset Sale Transactions (the “Convertible Note Restructuring”). These amendments are a condition to Closing and are intended to align the terms and conditions of the Convertible Notes with certain other Convertible Promissory Notes that were amended previously. The Stockholder Consent authorizes the Convertible Note Amendments and the Convertible Note Restructuring of such notes into duly authorized, validly issued, fully paid and non‑assessable shares of the Preferred Stock at or in connection with Closing, upon terms approved by the Board. The amended notes contemplate conversion at the “Conversion Price” and include that the Preferred Stock will have full ratchet anti‑dilution protection against the first subsequent capital raise of at least $5,000,000. The APA’s Exhibit A identifies the specific noteholders and instruments subject to these amendments and provides exemplar amendment language effecting the conversion to Preferred Stock.

ACTION 6: PRESIDENT’S COMPENSATION

In connection with the Asset Sale Transactions, the Board determined to submit, for a non‑binding advisory stockholder approval, the compensation (the “President’s Compensation”) payable to Mr. Daniels, which is disclosed herein in accordance with Item 402 of Regulation S‑K. Specific amounts and elements of the President’s Compensation are described below. Pursuant to the Stockholder Consent, the Majority Stockholders voted to approve the President’s Compensation. Investors should review the Item 402 narrative and tables in this Information Statement for the material terms of the President’s Compensation.

ACTION 7: INTERESTED DIRECTOR ACKNOWLEDGMENT

The Majority Stockholders acknowledged that Mr. Akin, the Company’s Chairman and a significant stockholder, may have a direct or indirect financial interest in the Asset Sale Transactions, the Convertible Note Restructuring, and the other Corporate Actions, including as a holder of Convertible Notes that will convert in connection with the Asset Sale Transactions. The Majority Stockholders further acknowledged and agreed that the material facts regarding Mr. Akin’s relationships and interests were fully disclosed prior to consideration of the written consent; after considering those disclosures, the Majority Stockholders determined that the transactions and Corporate Actions were fair to and in the best interests of the Company and approved them with full knowledge of Mr. Akin’s involvement.

ACTION 8: MISCELLANEOUS PROPOSALS

Although we do not anticipate that any material governmental approvals other than (i) filing the Certificate of Amendment with the Nevada Secretary of State to effectuate the Authorized Common Stock Increase and the Preferred Stock Designation, (ii) filing and mailing this Information Statement in compliance with the Exchange Act, and (iii) compliance with rules and regulations of the OTCQB Venture Market, including providing any required notices to FINRA, are required to effectuate the Corporate Actions described in this Information Statement, the Board Consent resolved to approve and adopt, and recommended to the Stockholders that they approve and adopt (i) each other proposal that either the SEC or the OTCQB Venture Market (or the respective staff members thereof) indicated is necessary in its comments to the Information Statement to be filed in relation thereto or in correspondence related thereto, and (ii) each other proposal reasonably agreed to by the Company and Buyer as necessary or appropriate in connection with the consummation of the Asset Sale Transactions (collectively, the “Miscellaneous Proposals”). The Majority Stockholders approved and adopted the Miscellaneous Proposals pursuant to the Stockholder Consent so the Company can (i) timely respond to comments from the SEC or the OTCQB Venture Market (including their respective staff members) on this Information Statement or related correspondence and (ii) take further actions that may be necessary or appropriate to consummate the Asset Sale Transactions.

The Miscellaneous Proposals do not authorize, and will not be used to effect, any amendment or change that would modify the fundamental economic terms of the Corporate Actions or transactions described in this Information Statement or that would otherwise require a separate stockholder approval under the NRS, the Articles of Incorporation or our Bylaws, or applicable OTCQB or other listing standards.

INTERESTS OF CERTAIN PARTIES

Except as described herein, no directors or officers of the Company have interests relating to the Corporate Actions that may differ from the interests of the Stockholders.

In connection with Closing, and as described herein, Mr. Daniels will receive the President’s Compensation. It is also contemplated that Mr. Daniels will enter into the Consulting Agreement with Buyer in connection with the Closing. If the Asset Sale Transactions are completed, Mr. Daniels will become entitled to receive the President’s Compensation and compensation pursuant to the Consulting Agreement. If the Asset Sale Transactions do not close, Mr. Daniels will not receive the President’s Compensation, nor will receive the compensation contemplated by the Consulting Agreement. Therefore, Mr. Daniels may be deemed to have an interest in the Asset Sale Transactions that is different from or in addition to the interests of the Company’s Stockholders generally.

Mr. Akin is the holder of certain Convertible Notes, which will convert into newly issued shares of Preferred Stock in connection with the Convertible Note Restructuring. The Preferred Stock will have the rights and preferences set forth in the Certificate of Amendment and described in this Information Statement. As a result of the conversion of the Convertible Notes, Mr. Akin will not only hold shares of Common Stock, but he will also own shares of Preferred Stock.

Because Mr. Akin is the Chairman of the Board and a holder of Convertible Notes that will convert into Preferred Stock in connection with the Asset Sale Transactions and Convertible Note Restructuring, he may be deemed to have a material interest in the approval of the Asset Sale Transactions, Convertible Note Restructuring, and any related Corporate Actions. In addition, to the extent the increase in authorized shares facilitates future financing or other corporate purposes following the Asset Sale Transactions, Mr. Akin’s interests as a significant stockholder and as a holder of Preferred Stock may differ from, and may be in addition to, the interests of Stockholders generally. The Board was aware of these interests and considered them, among other factors, in approving the matters described in this Information Statement.

COMPENSATION INFORMATION

Potential arrangements and benefits to our named executive officers in connection with the Asset Sale Transactions are summarized in the table below in accordance with Item 402(t) of Regulation S‑K, followed by a narrative description of the material terms which include the President’s Compensation.

Name	Cash ($)	Equity ($)	Pension/NQDC ($)	Perquisites/benefits ($)	Tax reimbursement ($)	Other ($)	Total ($)
Bryce Daniels (President)	$150,000.00 Severance Payment	N/A	N/A	N/A	N/A	N/A	N/A
Bryce Daniels (President)	$200,000.00 Consulting Arrangement	N/A	N/A	N/A	N/A	N/A	N/A

The President’s Compensation consists of aggregate compensation in the amount of $350,000 paid to Mr. Daniels by the Company with $150,000.00 paid as severance and $200,000.00 paid in connection with a consulting arrangement with the Company for advisory services after the closing of the Asset Sale Transactions.

FINANCIAL INFORMATION

We have included pro forma condensed financial information prepared in accordance with Article 11 of Regulation S‑X giving effect to the Asset Sale Transactions, to assist Stockholders in evaluating the transaction. See ‘Unaudited Pro Forma Condensed Financial Information’ included herein. Pursuant to SEC staff correspondence dated December 23, 2025, we are not required to include financial information regarding the Buyer and have prepared the financial information in this Information Statement consistent with that correspondence.

Mobivity Holdings Corp.
Condensed Consolidated Balance Sheets
Pro Forma - Upon Closing

Pro Forma Balance Sheet
Upon Closing
(Unaudited)
ASSETS
Current assets
Cash	$6,655,318
Restricted Cash	134,965
Accounts receivable, net of allowance for doubtful accounts $61,420, and $44,752 respectively	—
Current assets from discontinued operations	—
Other current assets	30,295
Total current assets	6,820,578

Right to use lease assets	357,210
Intangible assets and software development costs, net	—
Fixed Assets	10,512
Investment in Stocks - Mistplay (1)	13,354,171
Other assets	18,226
TOTAL ASSETS	$20,560,697

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,730,527
Accrued interest	—
Accrued and deferred personnel compensation	360,000
Deferred revenue and customer deposits	37,879
Related party notes payable, net - current maturities	—
Notes payable, net - current maturities	—
Operating lease liability, current	322,944
Other current liabilities	314,786
Total current liabilities	3,766,136

Non-current liabilities
Related party notes payable, net - long term	—
Notes payable, net - long term	—
Operating lease liability	113,334
Other Non-Current Liabilities - related party	—
Other Non-Current Liabilities	—
Total non-current liabilities	113,334
Total liabilities	3,879,470

Stockholders’ deficit
Common stock, $0.001 par value; 100,000,000 shares authorized; 73,976,596 and 70,466,103, shares issued and outstanding	226,271
Equity payable	336,421
Additional paid-in capital	146,929,810
Accumulated other comprehensive loss	64,745
Accumulated deficit	(130,876,020)
Total stockholders’ deficit	16,681,227
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$20,560,697

(1) Based on a Par Value of $2.11 per share

INCORPORATION BY REFERENCE

The SEC allows the Company to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Information Statement. We incorporate by reference into this Information Statement the information and documents listed below that we have filed with the SEC:

•	Form 8-K, filed on January 20, 2026
•	Form 10-Q, filed on December 29, 2025
•	Form 10-Q, filed on September 2, 2025
•	Form 8-K, filed on August 5, 2025, as amended by that certain Form 8-K Amendment, filed on August 7, 2025
•	Form 8-K, filed on June 27, 2025
•	Form 10-Q, filed on June 6, 2025
•	Form 10-K, filed on April 7, 2025
•	Form 8-K, filed on March 18, 2025
•	Form 8-K, filed on January 22, 2025

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes this statement.

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are made pursuant to the safe harbor provisions of the federal securities laws and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of Management. All statements other than statements of historical fact, including statements regarding future plans, objectives, events, or developments that the Company expects, believes, or anticipates will or may occur in the future, are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “opportunity,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “target,” “future,” “build,” “focus,” “continue,”

“strive,” and “allow,” and similar expressions, and the negative of such terms, are intended to identify forward-looking statements; however, the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this communication include, without limitation, statements regarding: the approval, implementation, timing, structure, terms, conditions, consummation, and effects of the Corporate Actions collectively approved by the Board Consent and the Stockholder Consent, including the Authorized Common Stock Increase, the Preferred Stock Designation, the APA, APA Documents, and the related Asset Sale Transactions, the Employees Reserve Amount, the Convertible Note Amendments and Convertible Note Restructuring, the advisory approval of the President’s Compensation, and the interested director acknowledgment, as well as statements concerning post-Closing operations, working capital adjustments, escrow, indemnification, earn-out mechanics, ancillary agreements, regulatory and market approvals, and the Company’s business, financial condition, results of operations, and securities after giving effect to the Corporate Actions.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors are difficult to predict, involve uncertainties that are beyond the Company’s control, and could cause actual results to differ materially from those expressed in forward-looking statements. The Company bases its forward-looking statements on assumptions that it believes to be reasonable at the time such statements are made, but there can be no assurance that these assumptions will prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law, and readers are cautioned not to place undue reliance on these forward-looking statements.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3133 West Frye Road, # 215, Chandler, Arizona 85226, attention: President.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current Stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Bryce D. Daniels
Bryce D. Daniels
President

EXHIBIT A

Certificate of Amendment

(See Attached)

ATTACHMENT TO
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
OF
MOBIVITY HOLDINGS CORP.

Article IV of the Restated Articles of Incorporation of Mobivity Holdings Corp., a Nevada corporation is hereby amended to read in its entirety as follows:

ARTICLE IV
AUTHORIZATION OF CAPITAL STOCK

The corporation shall have the authority to issue an aggregate of 200,000,000 shares of common stock, with a par value of $0.001 per share (hereinafter “Common Stock”). The Corporation shall also have the authority to issue a class of preferred stock hereby designated as “Non-Voting Preferred Stock” consisting of 150,000,000 shares, par value $0.001 per share. The Non-Voting Preferred Stock shall be identical in all respects to the common stock of the Corporation, except as follows:

(a)          Voting Rights. Holders of Non-Voting Preferred Stock shall have no voting rights unless (and then only to the extent) mandatorily required by the Nevada Revised Statutes, and for the avoidance of doubt, any such right to vote otherwise provided under Nevada Revised Statutes 78.2055, 78.207 or 78.390 is hereby specifically denied.

(b)          Anti-Dilution. Each share of Non-Voting Preferred Stock shall be convertible, at any time and at the option of the holder thereof, into such number of share(s) of Common Stock equal to the quotient resulting from dividing (i) the original issuance price of such share of Non-Voting Preferred Stock by (ii) the Conversion Price (as defined below).  As of the date of the first issuance of any share(s) of Non-Voting Preferred Stock (the “Issuance Date”), the “Conversion Price” of each share of Non-Voting Preferred Stock shall be equal to the original issuance price of such share of Non-Voting Preferred Stock, provided that effective immediately after the consummation by the Corporation of the first issuance of Common Stock after the Issuance Date having an offering price per share of Common Stock less than the Conversion Price (the “Capital Raise Per-Share Offering Price”) and an aggregate offering price of at least Five Million Dollars ($5,000,000) (such first issuance, the “First Qualifying Issuance”), the Conversion Price shall be reduced to the Capital Raise Per-Share Offering Price. For the avoidance of doubt, the Conversion Price shall only be subject to such adjustment in the event of, and in connection with, the First Qualifying Issuance, and shall not be subject to any other adjustment for any reason.

*          *          *          *

[Attachment to Certificate of Amendment – Mobivity Holdings Corp.]